SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 and 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (date of earliest event reported):September 25, 1996



                        U.S. ENERGY CORP.
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      Exact Name of Registrant as Specified in its Charter)

     Wyoming                     0-6814            83-0205516
-------------------------     ------------      ------------------
(State or other               (Commission       (I.R.S. Employer
jurisdiction of                File No.)        Identification No.)
incorporation)


Glen L. Larsen Building
877 North 8th West
Riverton, WY                                       82501
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(Address of Principal Executive Offices)           (Zip Code)


Registrant's telephone number, including area code: (307) 856-9271


                         Not Applicable
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       (Former Name, Former Address or Former Fiscal Year,
                  if Changed From Last Report)

On September 25, 1996, U.S. Energy Corp. ("Registrant") and its 52% owned subsidiary Crested Corp. doing business as the joint venture "USECC", were advised that on motion of opposing counsel because of illness in such counsel's immediate family, an order had been entered by the U.S. District Court of Colorado continuing the hearing scheduled for September 25, 1996 to Friday, November 1, 1996 commencing at 8:00 a.m. The hearing had been set on the petition of USECC to confirm the three member arbitration panel's April 18, 1996 Order and Award in favor of USECC, in the proceedings initiated by Nukem, Inc. of Stamford, CT ("Nukem") through its 100% owned subsidiary Cycle Resource Investment Company ("CRIC") concerning the Sheep Mountain Partners ("SMP") uranium operations in Wyoming. The SMP Partnership was formed in December 1988 between USECC and Nukem/CRIC to develop and mine uranium ore from the SMP mines in Wyoming to be milled into uranium concentrates (U3O8) and market U3O8 worldwide. Disputes arose between the partners and arbitration proceedings were commenced by Nukem/CRIC in June 1991.

Hearings under a consensual arbitration agreement involving the parties were held during 73 hearing days from June 27, 1994 through May 31, 1995. On April 18, 1996, the Panel awarded USECC a net of approximately $12,200,000 cash plus certain long-term uranium purchase rights and profits which have significant value to the SMP Partnership. These rights and profits are now being contested by Nukem.

USECC then petitioned the U.S. District Court in Colorado for confirmation of the Award and Nukem filed two motions to set aside portions of the Award, alleging that significant portions of the Award were erroneous. On May 31, 1996, the District Court remanded the Award to the Panel for consideration of these motions. On July 3, 1996, the Panel entered a new order affirming its earlier Award.

In addition to the Petition for Confirmation of the Award, USECC has also filed a petition for appointment of a receiver for the SMP partnership and a motion for an order directing distribution of the escrowed proceeds in the SMP account. The U.S. District Court had set a hearing on these motions and the Nukem motions and objections for September 25, 1996, now reset for November 1, 1996.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              U. S. ENERGY CORP.


Dated:  October 7, 1996       By:    s/ Daniel P. Svilar
                                   -------------------------------
                                   DANIEL P. SVILAR,
                                   Assistant Secretary